Exhibit 99.1

Company Contact:	Investor Relations Contact:
Mr. Richard F. Fitzgerald	Mr. Crocker Coulson, President
Chief Financial Officer	CCG Investor Relations
TechPrecision Corporation	Tel: 1-646-213-1915 (NY office) or
Tel: 1-610-246-2116	Mr. Gary Chin, Tel: 1-646-213-1909
Email: Fitzgeraldr@techprecision.com	Email: crocker.coulson@ccgir.com
www.techprecision.com	www.ccgir.com

FOR IMMEDIATE RELEASE

TechPrecision Corporation Announces Share Exchange Agreement to Improve Its Capital Structure

Westminster, MA – August 20, 2009 – TechPrecision Corporation (OTC Bulletin Board: TPCS) (“TechPrecision”, or “the Company”), a leading manufacturer of large-scale, high-precision machined metal fabrications with customers in the alternative energy, medical, nuclear, defense, aerospace and other commercial industries, today announced it has entered into an agreement with two of its investors – Barron Partners LP (“Barron”) and GreenBridge Capital Partners IV, LLC (“GreenBridge”), in which these investors will exchange all of their warrants for shares of series A convertible preferred stock.

On August 14, 2009, Barron agreed to exchange all their warrants to purchase 3,371,064 shares of common stock for 1,300,490 shares of series A preferred stock, and GreenBridge agreed to exchange all their warrants to purchase 5,948,936 shares of common stock for 2,294,982 shares of series A preferred stock.  The combined 9,320,000 warrants to be exchanged by Barron and GreenBridge carry exercise prices ranging from $0.436 per share to $0.654 per share.

The transaction effectively recasts and reduces 9,320,000 shares of warrant overhang.  Since each share of series A preferred stock is convertible into 1.3 shares of common stock, the transaction will effectively convert 4,699,929 of common stock equivalents from warrants to series A preferred stock.  The transaction’s net effect will be a reduction in overall common stock equivalents of 4,620,071 shares, reducing the total fully diluted share count down from 32,104,534 to 27,484,463.  According to the agreement, Barron and GreenBridge will be limited to selling no more than 25% of their aggregate holdings of the Company’s equity securities during any fiscal quarter of the Company, through August 15, 2010.

"We are pleased to enter this exchange agreement with our investors, which will simplify our capital structure and significantly reduce potential dilution by removing a net 4.6 million shares of warrant overhang,” said Mr. Louis Winoski, CEO of TechPrecision Corporation. “We remain optimistic about our business, given signs of an economic recovery at hand, and believe this transaction will help our stock to move more freely towards intrinsic value while allowing new investors to more transparently assess our company and its capital structure."

About TechPrecision Corporation

TechPrecision Corporation, through its wholly-owned subsidiary Ranor, Inc., manufactures metal fabricated and machined precision components and equipment. These products are used in a variety of markets including: alternative energy, medical, nuclear, defense, industrial, and aerospace. TechPrecision’s goal is to be an end-to-end service provider to its customers by furnishing customized and integrated “turn-key” solutions for completed products requiring custom fabrication and machining, assembly, inspection and testing. To learn more about the Company, please visit the corporate website at http://www.techprecision.com. Information on the Company’s website or any other website does not constitute a part of this press release.

Safe Harbor Statement

This release contains certain "forward-looking statements" relating to the business of the Company and its subsidiary companies. These forward looking statements are often identified by the use of forward-looking terminology such as "believes, expects" or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the Company’s ability to generate business from long-term contracts rather than individual purchase orders, its dependence upon a limited number of customers, its ability to successfully bid on projects, and other risks discussed in the company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website (www.sec.gov). All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.

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